Exhibit 99.1
PowerSecure Announces New Contracts Totaling $10 Million
Wake Forest, N.C. — February 13, 2008 — PowerSecure International, Inc. (Nasdaq: POWR) today announced it has secured new contracts for projects totaling $10 million. Under the new contracts, PowerSecure will provide utilities and their commercial and industrial customers with industry leading distributed generation systems and utility infrastructure projects. The new contracts also include several new energy efficiency projects in the Company’s growing EnergyLite business to install lighting systems which deliver customers strong returns on investment.
In total, the Company’s new contracts span 10 states, and broaden its revenue base by including a diverse group of utilities and commercial and industrial customers. The Company expects the majority of these new contracts to be completed and recognized in 2008.
Sidney Hinton, CEO of PowerSecure, said, “The focus of our organization continues to be on delivering well executed customer solutions in the areas of distributed generation, utility infrastructure, and energy efficiency. Our new contracts demonstrate the growing marketplace demand in all three of these areas, and our continued progress in meeting this demand with quality products and services. We are particularly pleased that our revenue base continues to diversify, both in the breadth of our relationships with utilities and with end customers.”
PowerSecure’s Distributed Generation business leads the industry by enabling utilities to avoid new investments in utility infrastructure for transmitting and distributing power, and locating the generation at customer’s sites, providing end-users with a dependable backup power supply. Distributed Generation avoids energy losses associated with moving electricity over long distances, and provides an environmentally friendly and energy efficient power solution. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum efficiencies are achieved.
PowerSecure’s growing EnergyLite business provides commercial and industrial customers with solutions that improve their energy efficiency, including the identification, design and installation of cost effective energy improvement systems for lighting, building controls, and other facility upgrades. EnergyLite’s solutions have strong returns on investment for customers, and are designed to maximize energy efficiency and deliver a positive and productive workplace environment.

About PowerSecure
PowerSecure International, Inc. is a leading provider of energy management and conservation solutions to utilities and their commercial, institutional, and industrial customers. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and customers with the most dependable standby power in the industry. The Company also provides utilities with regulatory consulting, energy system engineering and construction, and energy conservation services. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the anticipated realization of $10 million in revenues announced in this press release; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company and its subsidiaries; the ability of the Company to perform the new contracts and the customers not deferring or withdrawing those orders; the outlook for future gains in the Company’s revenues due to its business initiatives; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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